                        AMENDMENT TO CUSTODIAN AGREEMENT
                            DATED AS OF JUNE 19, 2008

     WHEREAS, State Street Bank and Trust Company (the "Custodian") acts as the custodian for certain series (each series a "Portfolio," collectively, the "Portfolios") of First American Investment Funds, Inc. (the "Fund") pursuant to a Custodian Agreement dated July 1, 2005 between the Custodian and the Fund (the "Agreement"); and

     WHEREAS, Section 14 of the Agreement provides that the Custodian is entitled to reasonable compensation for its services and expenses as Custodian, as agreed upon from time to time between the Fund, on behalf of each applicable Portfolio, and the Custodian; and

     WHEREAS, the Fund, on behalf of each applicable Portfolio, and the Custodian have agreed that the compensation paid under the Global Custody Fee Schedule attached hereto constitutes reasonable compensation for the services provided, and expenses incurred, by the Custodian under the Agreement.

     NOW, THEREFORE, the Custodian and Fund, intending to be legally bound, agree that the Custodian shall be paid according to the Global Custody Fee Schedule attached hereto, in satisfaction of Section 14 of the Agreement, until the parties agree otherwise.

     IN WITNESS WHEREOF, the Custodian and the Fund have caused this amendment to be executed as of the date first above written by their duly authorized officers.

FIRST AMERICAN INVESTMENT FUNDS, INC.   STATE STREET BANK AND TRUST COMPANY


By: /s/ Charles D. Gariboldi, Jr.       By: /s/ John M. Stratton
    ---------------------------------       ------------------------------------
Name: Charles D. Gariboldi, Jr.         Name: John M. Stratton
Title: Treasurer                        Title: SVP

                                  STATE STREET

                      FIRST AMERICAN INVESTMENT FUNDS, INC.
                           GLOBAL CUSTODY FEE SCHEDULE

CUSTODY: Maintain custody of fund assets. Settle portfolio purchases and sales. Report buy and sell fails. Determine and collect portfolio income. Make cash disbursements and report cash transactions in local and base currency. Withhold foreign taxes. File foreign tax reclaims. Monitor corporate actions. Report portfolio positions. All in accordance with Custodian Agreement terms and provisions.

                     *HOLDING CHARGES     TRANSACTION
                      IN BASIS POINTS       CHARGES
      COUNTRY          (ANNUAL FEE)       (PER TRADE)
------------------   ----------------   --------------
Argentina                  15.0                   $ 50
Australia                   1.0                   $ 40
Austria                     5.0                   $ 40
Bahrain                    15.0                   $ 75
Bangladesh                 15.0                   $ 75
Belgium                     3.0                   $ 50
Bermuda                    20.0                   $100
Bolivia                    10.0                   $ 50
Botswana                   50.0                   $100
Brazil                     10.0                   $ 50
Bulgaria                   20.0                   $ 60
Canada                     1.75                   $ 25
Chile                      15.0                   $ 75
China                      15.0                   $ 50
Colombia                   35.0                   $ 75
Croatia                    40.0                   $ 75
Cyprus                     45.0                   $ 50
Czech Republic             15.0                   $100
Denmark                    1.75                   $ 40
Ecuador                    40.0                   $100
Egypt                      15.0                   $100
Estonia                    36.0                   $ 50
Euroclear                  1.75                   $ 25
Finland                     4.0                   $ 50
France                      2.0                   $ 40
Germany                     1.5                   $ 40
Ghana                      50.0                   $100
Greece                     40.0                   $125
Hong Kong                   4.0                   $ 50
Hungary                    40.0                   $100
Iceland                    10.0                   $ 50
India                      30.0                   $100
Indonesia                  10.0                   $ 50
Ireland                     3.0                   $ 50
Israel                     15.0                   $ 75
Italy                       2.0                   $ 25
Ivory Coast                15.0                   $ 50
Jamaica                    25.0                   $ 50
Japan                       1.0                   $ 30
Jordan                     25.0                   $ 60
Kenya                      50.0                   $150
Latvia                      5.0                   $ 50

                     *HOLDING CHARGES     TRANSACTION
                      IN BASIS POINTS       CHARGES
     COUNTRY            (ANNUAL FEE)      (PER TRADE)
------------------   ----------------   --------------
Lebanon                    15.0                   $ 75
Lithuania                  10.0                   $ 50
Luxembourg                 35.0                   $100
Malaysia                   10.0                   $ 50
Mauritius                  20.0                   $ 75
Mexico                     10.0                   $ 50
Morocco                    20.0                   $ 60
Namibia                    20.0                   $ 50
Netherlands                 3.0                   $ 25
New Zealand                 5.0                   $ 50
Norway                      5.0                   $ 25
Oman                       40.0                   $ 50
Pakistan                   20.0                   $ 60
Peru                       25.0                   $ 60
Philippines                15.0                   $ 75
Poland                     15.0                   $100
Portugal                   1.75                   $100
Puerto Rico                1.75                   $ 50
Romania                    15.0                   $ 50
Russia                     25.0                   $ 60
Singapore                   5.0                   $ 50
Slovakia                   45.0                   $125
Slovak Republic            40.0                   $100
Slovenia                   35.0                   $ 50
South Africa               10.0                   $ 50
South Korea                 8.0                   $ 75
Spain                       2.0                   $ 25
Sri Lanka                  15.0                   $100
Swaziland                  15.0                   $ 50
Sweden                      4.0                   $ 25
Switzerland                 1.5                   $ 25
Taiwan                     15.0                   $ 75
Thailand                   10.0                   $ 50
Trinidad & Tobago          35.0                   $100
Tunisia                    45.0                   $125
Turkey                     15.0                   $ 75
Ukraine                    50.0                   $ 50
United Kingdom              1.0                   $ 25
Uruguay                    50.0                   $ 50
USA                         .75         See list below
Venezuela                  45.0                   $125
Zambia                     30.0                   $ 50
Zimbabwe                   25.0                   $ 50

PORTFOLIO TRADES - FOR EACH LINE ITEM PROCESSED (DOMESTIC)

State Street Repos                                 $ 7.00
DTC or Fed Book Entry                              $12.00
New York Physical Settlements                      $25.00
PTC Purchase, Sale, Deposit or Withdrawal          $12.00
Option Charge for each option written or closing
   contract, per issue, per broker                 $25.00
Option expiration/option exercised                 $15.00
Interest rate Futures - no security movement       $ 8.00
Foreign Exchange                                   $15.00
3rd Party Foreign Exchange                         $25.00
All other trades                                   $25.00

SPECIAL SERVICES:

Fees for activities of a non-recurring nature such as fund consolidations or reorganizations, extraordinary security shipments and the preparation of special reports will be subject to negotiation. These services include, but are not limited to the following: fees for fund administration activities, self directed securities lending, linkages/feeds with third party lending agents, development of customized reports, financial reporting, and access to State Street systems.

OUT-OF-POCKET EXPENSES:

A billing for the recovery of applicable out-of-pocket expenses will be made as of the end of each month. Out-of-pocket expenses include, but are not limited to the following:

-    Communications costs (telephone, lease lines, etc.)

-    Postage and insurance

-    Courier service

-    Duplicating

-    Non-recurring legal fees

-    Supplies related to funds records

-    38a-1 Fees (State Street)

-    PriceWaterhouseCoopers (38a-1) Agreed Upon Procedures Letter

-    Third-party internal control review letter

-    Travel and lodging for Board meetings if attendance is required

-    Third Party Vendor Costs (Pricing, Portfolio Analytics & Market Data)

-    FAS 157

PAYMENT:

The above fees and out-of-pocket expenses will be billed monthly and charged to the fund's demand deposit account (maintained by the Custodian) five (5) days after the invoice is mailed to the fund's offices.

OVERDRAFT CALCULATION POLICY:

All USD overdraft compensation will be calculated at Fed Funds + 100 Basis Points. All overdrafts in foreign currency are periodically set in conjunction with market events and practices.

BALANCE CREDITS: Balance credits are calculated at 75% of the average Federal Funds rate for the month applied to the average positive collected balances for the month. Balance credits can be used to offset fees. Any credits in excess of fees will be carried forward from month to month, but not past December 31 of any given year.

This fee schedule is effective January 1, 2008 and is for all funds detailed in Schedule A.

FIRST AMERICAN INVESTMENT FUNDS, INC.   STATE STREET


BY: /S/ CHARLES D. GARIBOLDI            BY: /S/ JOHN M. STRATTON
    ---------------------------------       ------------------------------------
TITLE: TREASURER                        TITLE: SVP
DATE: 6/23/08                           DATE: 7/14/08

                                   SCHEDULE A

                        First American International Fund
                    First American International Select Fund
                    First American Global Infrastructure Fund